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                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Mutual Fund Select Group, which are
also incorporated by reference into the Registration Statement.   We also
consent to the references to us under the headings "Financial Highlights," "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 28, 2003